UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Spine Pain Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPINE PAIN MANAGEMENT, INC.
5225 Katy Freeway, Suite 600
Houston, Texas 77007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 13, 2010

We hereby give notice that the Annual Meeting of Stockholders of Spine Pain Management, Inc. will be held on July 13, 2010, at 4:00 p.m. local time, at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1)	To elect five Directors;

(2)	To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3)	To transact such other business as may properly come before the meeting.

Under Delaware law, only stockholders of record on the record date, which is May 25, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
/s/ William F. Donovan, M.D.
June 18, 2010	William F. Donovan, M.D.
Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 13, 2010.

The Proxy Statement and Annual Report are available at: www.spinepaininc.com.

SPINE PAIN MANAGEMENT, INC.
5225 Katy Freeway, Suite 600
Houston, Texas 77007

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Spine Pain Management, Inc.  This Proxy Statement and accompanying form of proxy card will be sent on or about June 18, 2010 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Annual Report on Form 10-K. A copy of the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you date and execute the enclosed proxy card and return it in the postage-paid return envelope. Telephone and internet instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of Directors (see Proposal 1), a broker is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. With respect to the ratification of the appointment of Jewett, Schwartz, Wolfe & Associates as the Company’s independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying the President of the Company in writing at the Company’s address given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of the Director nominees as proposed (see Proposal 1) and for the ratification of Jewett, Schwartz, Wolfe & Associates as the Company’s independent registered public accounting firm for 2010 (see Proposal 2). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting.

Required Vote. A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal 1). The ratification of Jewett, Schwartz, Wolfe & Associates as the Company’s independent registered public accounting firm for 2010 (see Proposal 2) requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on May 25, 2010 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of May 25, 2010, there were 17,653,396 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held.

No Dissenters’ Rights. Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the Board of Directors consists of at least one Director and may consist of such number of Directors as may be fixed from time to time by action of the stockholders or of the Board of Directors.  Directors are elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  As of the date hereof, the Board of Directors currently consists of two members.  On May 17, 2010, the Board of Directors executed a Consent to Action in writing in lieu of a Board meeting to approve the increase in the number of members of the Board of Directors from two to five, and to approve and recommend the election of five nominees to serve on the Board.  These nominees are William F. Donovan, M.D., Richard Specht, Franklin A. Rose, M.D., John Bergeron and Jerry Bratton.  Of the nominees, only William F. Donovan, M.D. and Richard Specht presently serve as Directors of the Company, and are accordingly standing for re-election.  The remaining nominees, Franklin A. Rose, M.D., John Bergeron and Jerry Bratton, currently hold no position with the Company.  There are no family relationships among any of our Directors or executive officers.

The person named in the enclosed Proxy (“Proxy”) has been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Each duly elected Director will hold office until his successor shall have been elected and qualified.  Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

William F. Donovan, M.D. – age 66 – Dr. Donovan has served as the Company’s Chief Executive Officer since January 2009 and as the Company’s President since May 2010.  He has served as a Director of the Company since April 2008.  He is a Board Certified Orthopedic Surgeon, and has been involved with venture funding and management for over 25 years.  He was the co-founder of DRCA (later known as I.O.I) and became Chairman of this company that went from the pink sheets, to NASDAQ and then to the AMEX before being acquired by a subsidiary of the Bass Family.  He was a founder of “I Need A Doc,” later changed to IP2M that was acquired by Dialog Group, a publicly traded company.  He was the Chairman of House of Brussels, an international chocolate company and president of ChocoMed, a specialized confectionery company combining Nutraceuticals with chocolate bars.  Dr. Donovan has been practicing as a physician in Houston since l975. Throughout his career as a physician, he has been involved in projects with both public and private enterprises. He received his Orthopedic training at Northwestern University in Chicago.  He was a Major in the USAF for 2 years at Wright Patterson Air Force base in Dayton, Ohio. He established Northshore Orthopedics in 1975 and continues in active practice in Houston, Texas specializing in Orthopedic Surgery.

Richard Specht – age 28 – Mr. Specht has been a Director of the Company since December 2008.  He also previously served as Director of the Company from October 2007 to April 2008, and briefly served as interim Chief Executive Officer and interim Chief Financial Officer in April 2008.  For more than five years, Mr. Specht has worked as a self-employed investor in securities of various private and public companies.

Franklin A. Rose, M.D. – age 58 – Dr. Rose is a Board Certified plastic and reconstructive surgeon.  He has been in private practice since 1984 and currently has hospital affiliations in Houston, Texas with First Street Surgical Center, Woman’s Hospital of Texas, Memorial Hermann Hospital-Northwest and Twelve Oaks Hospital.  Dr. Rose is an experienced surgeon, well acquainted with various surgical and medical procedures.  He has also been involved in investing with multiple micro-cap medical companies.  Dr. Rose earned a Doctor of Medicine degree from the University of Colorado in 1977, and a Bachelor of Science degree from the University of Wisconsin, Madison in 1973.  He is a member of the American Medical Association, the American Society of Plastic Surgeons, the Lipolysis Society of North America and the American Society of North America.  He is also the attending plastic surgeon to The Texas Institute of Plastic Surgery.

John Bergeron, CPA – age 53 – Mr. Bergeron currently serves as President of Jolpeg Inc., a private firm that consults on financial matters in service industries, a position he has held since May 2008.  Also since May 2008, he has worked as Controller of Christian Brothers Automotive Corporation, of which he also currently owns and operates a franchise.  From May 2005 until May 2008, Mr. Bergeron served as Divisional Controller of Able Manufacturing, a division of NCI Group, Inc, where his responsibilities included financial reporting, budgeting and Sarbanes-Oxley Act compliance.  Prior to that, Mr. Bergeron worked as controller of different internet companies and as an accounting manager for several other private firms.  He has also worked as an auditor for Arthur Andersen.  Mr. Bergeron has more than thirty years experience in financial management and corporate development of manufacturing and service industry companies.  He has extensive experience in financial reporting of public companies, risk management, business process re-engineering, structuring and implementing accounting procedures and internal control programs for Sarbanes-Oxley Act compliance.  Mr. Bergeron is a Certified Public Accountant.  He received a Bachelor of Business Administration in Accounting from Lamar University in 1979.  He is also currently the President of the Montgomery County MUD #83.

Jerry Bratton, J.D., MBA – age 57 – Mr. Bratton has served as President of Bratton Steel, L.P. since 2006 and previously with Bratton Steel, Inc. (its predecessor) since 1991.  Bratton Steel is a structural steel fabricating company. As President, Mr. Bratton has grown the company from a startup to a company that employs up to approximately 75 employees.  He has significant experience in overseeing sales, estimating, project management and contracting.  Mr. Bratton served as President of the Texas Structure Steel Institute from 2007 to 2008.  He is also a member of the American Institute of Steel Construction.  Mr. Bratton has business and investment background in medical software, personal medical information records storage, RFID security products and energy ventures.  Mr. Bratton is a licensed attorney in the State of Texas and previously served as an assistant general counsel in the construction industry.  Mr. Bratton earned Juris Doctorate and Master of Business Administration degrees from Texas Tech University in 1977.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

The named executive officers of the Company are as follows:

Name	Age	Position(s) and Office(s)
William F. Donovan, M.D.	66	Chief Executive Officer, President, Director and Interim Principal Financial Officer
John A. Talamas	54	Chief Operating Officer

Wiliam F. Donovan, M.D. – See “Information Regarding Nominees” above for biographical information of Dr. Donovan.

John A. Talamas – Mr. Talamas has served as Chief Operating Officer of the Company since May 2010.  He previously served as Chief Operating Officer of the Company from February 2009 to July 2009.  Subsequently, he served as Director of Operations of the Company.  He is also currently the Chief Executive Officer of Quality Drill Media LLC, a full service advertising company, a position he has held since August 2003.  While with Quality Drill Media, he has developed and launched care management service programs facilitating patients who require appropriate medical and chiropractic treatment.  Prior to working for Quality Drill Media, Mr. Talamas also previously held the following positions: Special Projects Accountant for Radio–One, Inc.; Director of Media Affiliates for IP2M, Inc.; Chief Financial Officer for Signtex Imaging, Inc.; and Financial Manager for Eller Media Co. Inc.  Mr. Talamas has an extensive business background in developing and launching successful marketing programs for attorneys, doctors treating injured workers, and medical facilities associated with these types of patients.  Mr. Talamas earned a Bachelor’s of Business Administration with a concentration in Accounting from Laredo State University, Cum Laude, in May 1981.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All Directors are expected to make every effort to attend meetings of the Board and annual meetings of stockholders.  The Board of Directors held no meetings during the fiscal year ended December 31, 2009.  The Board of Directors did, however, execute five Board consents to action in lieu of a meeting of the Board of Directors, of which each was approved unanimously.  The Company’s Compensation Committee also held no meetings during the fiscal year ended December 31, 2009.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific Director(s), may send written communications to: Board of Directors (Attention: (Name(s) of Director(s), as applicable)), c/o President 5225 Katy Freeway, Suite 600, Houston, Texas 77007.  Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

The Company currently does not have any independent directors.  Although Richard Specht does not currently hold any other positions with the Company besides Director, he served as Chief Executive Officer of the Company within the previous three years, and as such, we have deemed him not to be an independent director at this point in time.  As the Company’s securities are not listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the board of directors be independent, we are not required to have independent members of our Board of Directors.  The Company has, however, determined that adding independent Directors to the Board will be beneficial to the Company.  Accordingly, three of the nominees for Director presented at the Annual meeting are independent, including Franklin A. Rose, M.D., John Bergeron and Jerry Bratton.  The definition of “independent” used herein is arbitrarily based on the independence standards of The NASDAQ Stock Market LLC.  The Board performed a review to determine the independence of Franklin A. Rose, M.D., John Bergeron and Jerry Bratton and made a subjective determination as to each of these nominees that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director of Spine Pain Management, Inc.  In making these determinations, the Board reviewed information provided by the nominees with regard to each nominee’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board is currently composed of two Directors, William F. Donovan, M.D. and Richard Specht, neither of whom carries the title of “Chairman.”  Neither Director is considered “independent.”  Although Richard Specht does not currently hold any other positions with the Company besides Director, he previously served as Chief Executive Officer of the Company, and as such, we have decided to not label him as an independent director at this point in time.  In addition to serving on the Board, Dr. Donovan also currently serves as President, Chief Executive Officer, and Interim Principal Financial Officer.  Accordingly, there is often little separation in Dr. Donovan’s role as principal executive officer and his role as a Director of the Company.  While this leadership structure was appropriate for the Company during its development stages, we believe it is now necessary to add independent Directors to the Board, in light of the Company’s growing business.  We believe the addition of independent Directors to the Board would allow the Board to better oversee and manage risk.  Of the nominees presented for election at the Annual Meeting, Franklin A. Rose, M.D., John Bergeron and Jerry Bratton are considered “independent.”

Board of Directors Committees

The Board of Directors has not yet established an audit committee.  An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities.  In order to be listed on any of these exchanges, the Company will be required to establish an audit committee.  Assuming our Director nominee, John Bergeron, is elected to the Board of Directors at the Annual Meeting, we anticipate establishing a separately-designated standing audit committee of which Mr. Bergeron will be the sole member.

The Company does currently have a Compensation Committee, of which our Director, Richard Specht is currently the sole member.  Our Compensation Committee does not currently have a written charter.  Our Compensation Committee makes recommendations to the Board of Directors as to employee benefit programs and officer, Director and employee compensation.  The primary objectives of our executive compensation programs are to: (1)  attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking  short-term  and  long-term  cash  and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and Directors’ incentives with the creation of stockholder value.  To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the objective of setting compensation at levels it believes will allow us to attract and retain qualified executives and Directors.  The Compensation Committee will take under consideration recommendations from executive officers and Directors of the Company regarding its executive compensation program.  The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2009.

The Company has not yet established a nominating committee.  Based on the size of the Company, the Board of Directors has concluded that a nominating committee is not yet necessary.  The Board plans to establish a nominating committee as some time in the future.  Currently, both of our Board members participate in the consideration of Director nominees.  The Board does not currently have a written charter under which it nominates Directors, and accordingly does not have a written policy with regard to the consideration of any Director candidates recommended by stockholders.  The Board will, however, consider written nominations of candidates for election to the Board properly submitted by stockholders. For information regarding stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business.  All candidates must meet the minimum qualifications and other criteria established from time to time by the Board. In considering possible candidates for election as Director, the Board is guided by the following standards:

(1)	Each Director should be an individual of the highest character and integrity;

(2)	Each Director should have substantial experience that is of particular relevance to the Company;

(3)	Each Director should have sufficient time available to devote to the affairs of the Company; and

(4)	Each Director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of Directors:

(1)	Medical, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)
The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

The Board evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Board using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Board will determine whether such candidates meet the Company’s qualifications for Director nominees and select and recommend nominees accordingly.  Of the Board nominees that are standing for first time election (not re-election), including Franklin A. Rose, M.D., John Bergeron and Jerry Bratton, all such individual were originally indentified to the Board by William F. Donovan, M.D., our Director and Chief Executive Officer.

As noted above, the Board will consider qualified Director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding Director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each Director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any.  No candidates for Director nominations were submitted to the Board by any stockholder in connection with the Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years 2009 and 2008, concerning cash and non-cash compensation paid or accrued to or on behalf of our principal executive officer and principal financial officer, and any other employees to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
William F. Donovan, CEO, Interim PFO	2009	-	-	-260,000	(1)	-	-	-	-	-

Timothy Donovan,	2009	-	-	-104,000	(2)	-	-	-	-	-
Former Interim CEO	2008	-	-	-		-	-	-	-	-

John Talamas, Former COO	2009	-	-	-125,000	(3)	-	-	-	-	-

William Dunavant Former CEO, CFO, PAO, and Director	2008	-	-	-		-	-	-	-	-

James R. MacKay, Former CEO	2008	-	-	-		-	-	-	-	-

Shane Mulcahy, Former CEO	2008	-	-	-		-	-	-	-	-

(1)  In February 2009, the Company issued 1,000,000 restricted shares of common stock to Dr. Donovan as consideration for his employment as Chief Executive Officer of the Company.

(2)  In February 2009, the Company issued 400,000 restricted shares of common stock to Mr. Timothy Donovan as consideration for his past employment as interim Chief Executive Officer and his employment as Director of Clinic Operations.  Mr. Timothy Donovan currently serves as Vice President of Corporate Development and Administration.

(3)  In February 2009, the Company issued 500,000 restricted shares of common stock to Mr. Talamas as consideration for his employment as Chief Operating Officer. Mr. Talamas returned these shares to the Company when he resigned as Chief Operating Officer, but the Company reissued these shares to Mr. Talamas when he was subsequently appointed Director of Operations.  Mr. Talamas was reappointed as Chief Operating Officer in May 2010.

Employment Agreements

In May 2010, the Company entered into an Employment Agreement with our Chief Executive Officer and President, William F. Donovan, M.D.  This Employment Agreement, which has a term that expires on May 1, 2012, replaces and supersedes, in its entirety, the Employee Agreement and offer letter entered into on or about February 28, 2009 under which Dr. Donovan previously served as Chief Executive Officer.  The Employment Agreement provides that the Company will transfer to Dr. Donovan 1,000,000 restricted shares of common stock if Dr. Donovan is employed by the Company under his Employment Agreement on June 30 of the calendar year in which the Company achieves an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the Securities and Exchange Commission.

Also in May 2010, the Company entered into an Employment Agreement with our Chief Operating Officer, John A. Talamas.  Pursuant to the Employment Agreement, which has a term that expires on May 1, 2012, the Company issued Mr. Talamas 50,000 shares of restricted common stock as consideration for his new employment.  The Employment Agreement also provides that the Company will transfer to Mr. Talamas 500,000 restricted shares of common stock if Mr. Talamas is employed by the Company under his Employment Agreement on June 30 of the calendar year in which the Company achieves an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the Securities and Exchange Commission.

Compensation of Directors

At present, the Company does not pay its Directors for attending meetings of the Board of Directors, although the Company may adopt a Director compensation policy in the future. The Company has no standard arrangement pursuant to which Directors of the Company are compensated for any services provided as a Director or for committee participation or special assignments.

Our Directors received no compensation for their services as Directors during years ended December 31, 2009 and 2008.  In May 2010, however, the Company issued to Richard Specht, a Director of the Company, 250,000 shares of restricted common stock as consideration for serving on the Board of Directors.

Compensation Committee

The Company currently has a Compensation Committee, of which our Director, Richard Specht is currently the sole member.  Our Compensation Committee makes decisions and recommendations to the Board of Directors regarding employee benefit programs and officer and employee compensation.

Compensation Policies and Practices as they Relate to Risk Management

The Company does not currently believe that any risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.  As of the time of the date of this proxy statement, however, the Company is still in the process of evaluating is compensation policies and practices as they relate to the Company’s risk management.  Upon completion of this evaluation, the Company’s assessment of the potential effects of risks arising from its compensation policies may change.

Outstanding Equity Awards at Fiscal Year End

The following table details all outstanding equity awards held by named executive officers at December 31, 2009.

	Stock Awards
Name	Number of shares of units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity Incentive Plan Awards: Number of Unearned shares that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares that have not vested
William F. Donovan, M.D.	—	—	1,000,000	(1)	$1,200,000	(2)

(1)
Dr. Donovan’s employment agreements provides that the Company will transfer to Dr. Donovan 1,000,000 restricted shares of common stock if Dr. Donovan is employed by the Company under his employment agreement on June 30 of the calendar year in which the Company achieves an annual fully diluted earning per share of at least $0.01 as reflected in the audited financial statements filed with an annual report on Form 10-K filed with the Securities and Exchange Commission

(2)	This dollar amount was calculated using the closing market price of our common stock on December 31, 2009, which was $1.20 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is aware of five people who, during the fiscal year ended December 31, 2009 were Directors, officers, or beneficial owners of more than ten percent of the common stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 as follows:

Richard Specht, our current Director, has failed to file various reports required by Section 16(a) of the Exchange Act, and to date is not current in these filings.  Mr. Specht failed to file a Form 3 when he was reappointed Director in December 2008, which report has not been filed to date.  He is currently in the process of preparing his outstanding reports.

William Donovan, M.D., our current Chief Executive Officer and Director, may have failed to timely file certain Form 4’s during 2009.  However, he is current in his filings to date.

Timothy Donovan, our former interim Chief Executive Officer failed to timely file a Form 3 when he was appointed in December 2008.  This report was ultimately filed, however.  He also failed to file a Form 5 when he resigned as interim Chief Executive Officer in 2009.

John Talamas, our former Chief Operating Officer and current Director of Operations (non-executive position), failed to timely file a Form 3 when he as was appointed as Chief Operating Officer in 2009.  This report was ultimately filed, however.  He also failed to file a Form 5 when he resigned as Chief Operating Officer in 2009.

Brian Koslow, our former Executive V.P. of Business Development, failed to timely file a Form 3 when he as was appointed in 2009.  This report was ultimately filed, however.  He also failed to file a Form 5 when he resigned as Executive V.P. of Business Development in 2009.

Rene Hamouth, a beneficial owner of more than ten percent of the common stock of the Company, is not current in his reports required by Section 16(a).  The number of shares of common stock that he beneficially owns has changed since his last filing on January 23, 2008.

Related Person Transactions

Pursuant to a medical services agreement with the Company, Northshore Orthopedics, Assoc. ("NSO") currently operates as an independent contractor, providing medical diagnostic services at the Company’s treatment center in Houston, Texas.  NSO is owned by the Company’s Chief Executive Officer, William Donovan, M.D.  From September 2009 to December 2009, the Company incurred $349,400 towards NSO’s costs, which is included as cost of sales in our financial statements for the year ended December 31, 2009.  In connection therewith, in December 2009, the Company issued 500,000 restricted shares of common stock to Dr. Donovan for the conversion of this $349,400 of outstanding debt owed by the Company to NSO.

In May 2010, the Company issued 285,714 restricted shares of common stock to Dr. Donovan for the conversion of $200,000 of outstanding debt owed by the Company to NSO.  The Company owed $318,700 of outstanding debt to NSO for costs NSO incurred during the quarter ended March 31, 2010 in connection with providing medical diagnostic services for the Company’s spine injury treatment operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at May 20, 2010 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Director nominees, (iv) each of our executive officers and (v) all of our executive officers and Directors and Director nominees as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of May 20, 2010, there were 17,653,396 shares of common stock outstanding.

Name and Address of Beneficial Owner	Number and Class of Common Shares Beneficially Owned		Percent of Class
William F. Donovan, M.D. (1)	2,930,441		16.6%
Richard Specht (1)	252,500		1.4%
John A. Talamas (1)	550,000		3.1%
Franklin A. Rose, M.D. (1) (2)	90,000		0.5%
John Bergeron (1) (2)	—		0%
Jerry Bratton (1) (2)	1,506,100	(3)	8.5%
All Directors, Director nominees and executive officers as a group (6 persons)	5,329,041		30.2%
Rene Hamouth (4)	3,645,000		20.6%
William R. Dunavant (5)	1,800,000		10.2%

(1)	The named individual is an executive officer, Director or Director nominee of the Company, the business address of which is 5225 Katy Freeway, Suite 600, Houston, Texas 77007.

(2)	The named individual is a Director nominee for election at the Annual Meeting.

(3)	Of the 1,506,100 shares beneficially owned by Jerry Bratton, he has sole voting power of 270,000 shares and shared voting power with his spouse of 1,236,100 shares.

(4)	Mr. Hamouth’s address is 2608 Finch Hill, Vancouver, BC, Canada, V7S 3H1.

(5)
William R. Dunavant, our former CEO, is the beneficial owner of Dunavant Family Holdings, Inc.  Mr. Dunavant’s address is 2624 Eagle Cove Drive, Park City, Utah 84060.  These shares were issued to Mr. Dunavant in connection with a transaction with First Versatile Smartcard Solutions Corporation.  In December 2008, this transaction was rescinded, and as such, the Company believes the issuance to Mr. Dunavant was effectively rescinded.  The Company is currently involved in litigation with Mr. Dunavant regarding the validity of this issuance, as described further in the section titled “Legal Proceedings” in our annual report on Form 10-K for the year ended December 31, 2009.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Jewett, Schwartz, Wolfe & Associates as the Company's independent registered public accounting firm for the current fiscal year.  Jewett, Schwartz, Wolfe & Associates has served as our independent registered public accounting firm continuously since May 2008.  The Board of Directors wishes to obtain from the stockholders of the Company a ratification of their action in appointing Jewett, Schwartz, Wolfe & Associates for the fiscal year ending December 31, 2010.  Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.  We do not anticipate a representative from Jewett, Schwartz, Wolfe & Associates to be present at the meeting.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice.  In the event the appointment of Jewett, Schwartz, Wolfe & Associates as the Company’s independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2010.  Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of Company and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF JEWETT, SCHWARTZ, WOLFE & ASSOCIATES AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2010.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective May 16, 2008, our Board of Directors dismissed Michael T. Studer CPA P.C. (“Studer”) as its independent registered public accounting firm and retained the accounting firm of Jewett, Schwartz, Wolfe & Associates (“JSW”) as its new independent registered public accounting firm.

Studer was the Registrant’s independent registered public accounting firm since October 2006 and for the Registrant’s two annual reports (Form 10-KSB) for years ended December 31, 2006 and December 31, 2007. Studer’s reports on our financial statements for those two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern modification expressing substantial doubt about the ability of the Registrant to continue as a going concern.

The decision to change our accountants was recommended and approved by our Board of Directors on May 16, 2008.

During our most recent two fiscal years, there were no disagreements with Studer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, except for a going concern modification expressing substantial doubt about the ability of the Registrant to continue as a going concern.

On May 16, 2008 we engaged JSW as our new principal independent registered accounting firm in connection with our financial statements for the quarter ended March 31, 2008. Our Board of Directors recommended and approved the engagement of JSW.

During the Registrant’s fiscal years ended December 31, 2007, 2006, and 2005 and through May 16, 2008, we did not consult JSW with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Disclosure about Fees

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by Jewett, Schwartz, Wolfe & Associates for fiscal years 2009 and 2008.

	Year ended December 31,

	2009	2008

Audit Fees	$68,000	$54000

Audit Related Fees	-	-

Tax Fees	-	-

All Other Fees	-	-

Total	$68,000	$54,000

Audit Fees. This category includes fees for (i) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees.” We did not pay any audit-related fees to Jewett, Schwartz, Wolfe & Associates for the fiscal years 2009 and 2008.

Tax Fees. This category consists of professional services rendered by Jewett, Schwartz, Wolfe & Associates for tax compliance, planning, return preparation, research, and advice.  We did not pay any tax fees to Jewett, Schwartz, Wolfe & Associates for the fiscal years 2009 and 2008.

All Other Fees. This category includes the aggregate fees for products that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” We did not pay any other fees to Jewett, Schwartz, Wolfe & Associates for the fiscal years 2009 and 2008.

Audit Committee Pre-Approval

The Company does not have a standing audit committee. Therefore, for the fiscal years ended December 31, 2009 and 2008 all services, as described above, were provided to the Company by Jewett, Schwartz, Wolfe & Associates based upon a prior approval of the Board of Directors.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or Directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2011 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2011 annual meeting of stockholders must present the proposal to us at our principal executive offices at 5225 Katy Freeway, Suite 600, Houston, Texas, 77007, Attn: William Donovan, M.D, by March 15, 2011 for the proposal to be eligible for inclusion in our proxy statement.  Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2011 annual meeting of stockholders will be considered untimely unless received by the Company no later than 45 days before the date on which the Company first sent its proxy materials for this year's Annual Meeting.

MISCELLANEOUS

Only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this proxy statement and annual report to any stockholder at a shared address to which a single copy of this proxy statement and annual report was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this proxy statement and annual report or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (713) 521-4220 or by mail to our address at 5225 Katy Freeway, Suite 600, Houston, Texas, 77007, Attn: William Donovan, M.D.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports, information statements or proxy statements if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (“SEC”). These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,
/s/ William F. Donovan, M.D.
William F. Donovan, M.D.
Dated: June 18, 2010	President, Chief Executive Officer and Director

PROXY
SPINE PAIN MANAGEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JULY 13, 2010

The undersigned hereby appoints William F. Donovan, M.D. as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Spine Pain Management, Inc. (the “Company”) held of record by the undersigned on May 25, 2010, at the Annual Meeting of Stockholders to be held on July 13, 2010, at 4:00 PM (CST) at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, and at any adjournments thereof.  Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, AND FOR THE APPROVAL IN NUMBER 3.

1.           ELECTION OF DIRECTORS OF THE COMPANY.  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

☐	FOR all nominees listed	☐	WITHHOLD authority to
below except as marked	vote for all nominees
to the contrary.	below.

William F. Donovan, M.D.
Richard Specht
Franklin A. Rose, M.D.
John Bergeron
Jerry Bratton

2.           PROPOSAL TO RATIFY THE SELECTION OF JEWETT, SCHWARTZ, WOLFE & ASSOCIATES AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

☐   FOR                    ☐   AGAINST                    ☐   ABSTAIN

3.           IN THEIR DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐   FOR                    ☐   AGAINST                    ☐   ABSTAIN

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

NUMBER OF	SIGNATURE:_____________________________________________
SHARES OWNED	PRINTED NAME:__________________________________________
_______________	DATE: ___________________________________________________

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

5225 Katy Freeway, Suite 600
Houston, Texas  77007

June 18, 2010

Dear Stockholder,

2009 was an exciting year in transition for the stockholders of Spine Pain Management, Inc. (SPIN) (the “Company”).  During 2009 we began a new business that is showing positive signs of growth. In this letter I will outline the ways in which we are benefiting from the strong momentum we established in 2009 and other steps we are taking to keep the Company growing.

Business

Following the exit from the smart card business at the end of December 2008, the Company began initial work to launch its new business of delivering turnkey solutions to spine surgeons and orthopedic surgeons for necessary and appropriate treatment for musculo-skeletal spine injuries resulting from automobile and work-related accidents.

Our goal is to become a leader in providing care management services to spine and orthopedic surgeons and other healthcare providers to facilitate proper treatment of their injured clients.  By pre-funding diagnostic testing and non-invasive and surgical care, patients are not unnecessarily delayed or prevented from obtaining needed treatment.  By providing early treatment, the Company believes that health conditions can be prevented from escalating and injured victims can be quickly placed on the road to recovery.  The Company believes its patient advocacy will be rewarding to patients who obtain needed relief from painful conditions, and moreover, provides spine surgeons and orthopedic surgeons a solution to offset the cost of care prior to settlement.

In August 2009, the Company entered into a medical services agreement with Northshore Orthopedics, Assoc. (which is owned by me, as disclosed in our Annual Report) to open its first spine injury treatment center in Houston, Texas. The Company is also currently evaluating the development of additional spine treatment centers in Texas and across the United States in major metropolitan cities.  Our initial strategy calls for the development and deployment of between seven and ten centers across the U.S. over the next 24 months.

In November 2009 the Company officially changed its name from "Versa Card, Inc." to "Spine Pain Management, Inc." and changed its trading symbol from "IGLB" to "SPIN."

Financial Performance 2009

I am very proud of the Company’s financial performance for the fiscal year ended December 31, 2009.  In the third quarter, which was the quarter our first spine injury treatment center opened, we had revenues of $230,000 with a net profit of $119,642.  The following quarter we had revenues of $752,736, bringing year end revenues to $982,736 (against which we provided for an allowance for doubtful accounts of approximately $442,000), with a year end net loss of $720,526.  It should also be noted that we had revenues of $1,452,133 for the first quarter of 2010 (against which we provided for $548,000 of allowance for doubtful debts and $147,000 of bad debts write-off) and net income of $355,123.  I am confident that we can continue to generate meaningful revenues moving forward.

New Directors

Although the Company’s stock is currently listed on the Over-the-Counter-Bulletin-Board, one of our goals is to eventually have the Company’s stock listed on a major exchange. A critical requirement in achieving this goal is the addition of “independent” members of the Board of Directors. As you can see from the proxy materials included, we are proposing the addition of three new excellent members to the Board, Franklin A. Rose, M.D., John Bergeron, CPA and Jerry Bratton, J.D., MBA.  Additionally, Mr. Bergeron, is a Certified Public Accountant, and if elected, we anticipate establishing a separately-designated standing audit committee of which Mr. Bergeron will head.  In my opinion there is no better endorsement of our business model than to have business professionals like these join our Board, not only to help guide the business, but also as advocates to increase stockholder value.

Moving forward, our success will depend on top notch independent medical providers, a strong management team and dedicated employees.  I thank all of our investors for your confidence in Spine Pain Management, Inc.  Your support makes it possible for us to grow and prosper.

Please feel free to ask me any questions you may have by emailing me at info@spinepaininc.com.

Thank you.

/s/ William Donovan
William Donovan, MD
President/CEO
Spine Pain Management, Inc.